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                                                                    Exhibit 4.21

                        THE CHASE MANHATTAN CORPORATION,



                         J.P. MORGAN & CO. INCORPORATED

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                             as Trustee





                          FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of December 29, 2000

                                       to

                                    INDENTURE

                     Dated as of August 15, 1982, as amended



                             SENIOR DEBT SECURITIES
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                  FOURTH SUPPLEMENTAL INDENTURE, dated as of December 29, 2000, among THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Successor"), J.P. MORGAN & CO. INCORPORATED, a Delaware corporation ("J.P. Morgan"), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly known as First Trust of New York, National Association), a national banking association, as successor to Chemical Bank (formerly Manufacturers Hanover Trust Company), a New York banking corporation, as trustee (the "Trustee", which term shall include any successor trustee appointed pursuant to Article Six of the Indenture hereafter referred
to).

                  WHEREAS, J.P. Morgan and the Trustee have heretofore executed and delivered a certain Indenture, dated as of August 15, 1982, as amended, including by the First Supplemental Indenture, dated as of May 5, 1986, the Second Supplemental Indenture, dated as of February 27, 1996, and the Third Supplemental Indenture, dated as of January 30, 1997 (as so amended, the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

                  WHEREAS, J.P. Morgan and Successor have entered into an Agreement and Plan of Merger, dated as of September 12, 2000 (the "Merger Agreement"), which contemplates the execution and filing of a Certificate of Merger on the date hereof (the "Certificate of Merger") providing for the merger (effective December 31, 2000) of J.P. Morgan with and into Successor (the "Merger"), with Successor continuing its corporate existence under Delaware law under the name "J.P. Morgan Chase & Co.";

                  WHEREAS, Section 9.1 of the Indenture provides, among other things, that J.P. Morgan shall not merge into any other corporation unless, among other things, the corporation into which J.P. Morgan is merged shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Issuer thereunder, by supplemental indenture satisfactory to the Trustee;

                  WHEREAS, Section 8.1(b) of the Indenture provides, among other things, that, without the consent of the Holders of the Securities, the Issuer, when authorized by a resolution of the Board of Directors of the Issuer, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture to evidence the succession of another corporation to the Issuer, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer;

                  WHEREAS, Successor and J.P. Morgan desire and have requested that the Trustee join in the execution of this Fourth Supplemental Indenture for the purpose of evidencing such succession and assumption and amending certain provisions of the Indenture as hereinafter set forth;

                  WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been authorized by resolutions of the boards of directors of J.P. Morgan and Successor; and
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                  WHEREAS, all conditions precedent and requirements necessary to make this Fourth Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                  REPRESENTATIONS OF J.P. MORGAN AND SUCCESSOR

                  Each of J.P. Morgan and Successor represents and warrants to the Trustee as follows:

                  SECTION 1.1 It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 1.2 The execution, delivery and performance by it of this Fourth Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

                  SECTION 1.3 Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the "Effective Time"), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

                  SECTION 1.4 Immediately after giving effect to the Merger, Successor shall not be in default in the performance of any covenant or condition of the Indenture.

                                  ARTICLE TWO

                            ASSUMPTION AND AGREEMENTS

                  SECTION 2.1 Successor hereby expressly assumes the due and punctual payment of the principal of and interest on all the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all covenants and conditions of the Indenture to be performed or observed by the Issuer thereunder.

                  SECTION 2.2 The Securities and Coupons may bear a notation concerning the assumption of the Indenture and the Securities and Coupons by Successor.

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                  SECTION 2.3 Successor shall succeed to and be substituted for
J.P. Morgan under the Indenture, with the same effect as if Successor had been named as the Issuer thereunder.

                                 ARTICLE THREE

                                   AMENDMENTS

                  SECTION 3.1 The reference in the preamble to the Indenture to "J.P. MORGAN & CO. INCORPORATED, a Delaware corporation (the "Issuer")," is hereby amended to read "J.P. MORGAN CHASE & CO. (formerly known as The Chase Manhattan Corporation), a Delaware corporation (the "Issuer")," and each other reference therein to "J.P. Morgan & Co. Incorporated" shall be amended to read "J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation)".

                  SECTION 3.2 Except as amended hereby, the Indenture and the Securities and Coupons are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

                  SECTION 4.1 The Trustee accepts the modification of the Indenture effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of J.P. Morgan and Successor. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Fourth Supplemental Indenture.

                  SECTION 4.2 If and to the extent that any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision included in this Fourth Supplemental Indenture or in the Indenture that is required to be included in this Fourth Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

                  SECTION 4.3 Nothing in this Fourth Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Fourth Supplemental Indenture.

                  SECTION 4.4 This Fourth Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

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                  SECTION 4.5 This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.6 This Fourth Supplemental Indenture shall become effective as of the Effective Time.

               [Remainder of this page intentionally left blank.]

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                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.



                                       J.P. MORGAN & CO. INCORPORATED



                                       By______________________________________
                                           Name:
                                           Title:



(Corporate Seal)

Attest:



________________________________
Secretary
                                       THE CHASE MANHATTAN
                                         CORPORATION



                                       By______________________________________
                                           Name:
                                           Title:



(Corporate Seal)

Attest:



________________________________
Assistant Secretary
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                                       U.S. BANK TRUST NATIONAL
                                        ASSOCIATION, as Trustee



                                       By_____________________________________
                                           Name:
                                           Title:



(Corporate Seal)

Attest:



________________________________
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STATE OF NEW YORK   )

                    )  ss.:
COUNTY OF NEW YORK  )

                  On this ___ of December, 2000, before me, the undersigned officer, personally appeared___________, who acknowledged himself to be the __________________ of J.P. MORGAN & CO. INCORPORATED, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                       _________________________________________
                                       Notary Public



[SEAL]



STATE OF NEW YORK   )

                    )  ss.:
COUNTY OF NEW YORK  )

                  On this ____ day of December, 2000, before me, the undersigned officer, personally appeared Marc J. Shapiro, who acknowledged himself to be the Vice Chairman, Finance, Risk Management and Administration of THE CHASE MANHATTAN CORPORATION, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       _________________________________________
                                       Notary Public



[SEAL]
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STATE OF NEW YORK   )

                    )  ss.:
COUNTY OF NEW YORK  )



                  On this ___ day of December, 2000, before me, the undersigned officer, personally appeared _______________, who acknowledged himself to be _______________ of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                       _________________________________________
                                       Notary Public



[SEAL]